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                                                               Exhibit 4(d)(iii)



REGISTERED                                                         REGISTERED

     Number

RU                      AVCO FINANCIAL SERVICES, INC.                 $
                      6% SENIOR NOTE DUE AUGUST 15, 2002


                                                              CUSIP 053528 CA 1



AVCO FINANCIAL SERVICES, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to

                                             SEE REVERSE FOR CERTAIN DEFINITIONS


  6%                                                                       6%
 DUE                                                                      DUE
 2002                                                                     2002

or registered assigns, the principal sum of                             DOLLARS


on August 15, 2002, and to pay interest (computed on the basis of a 360-day year and of twelve 30-day months) thereon from December 11, 1995, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 each year, commencing February 15, 1996, and at maturity, at the rate per annum specified in the title of this Note, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on the January 31, or July 31, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on the January 31, or July 31, as the case may be, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a record date for the payment of such Deferred Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register.

        Additional provisions of this Note are contained on the reverse hereof and such provisions shall have the same effect as though fully set forth in this place.

        Unless the certificate of authorization hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, AVCO FINANCIAL SERVICES, INC. has caused this instrument to be signed in its corporate name by the signatures or facsimile signatures of its President or a Vice-President, and its Secretary or an Assistant Secretary, and its corporate seal or a facsimile thereof to be hereon impressed, engraved or imprinted and attested by such signature or facsimile signature of its Secretary or an Assistant Secretary.

DATED:                                            AVCO FINANCIAL SERVICES, INC.

CERTIFICATE OF AUTHENTICATION          ATTEST:                 BY:
THIS IS ONE OF THE SECURITIES
OF THE SERIES PROVIDED FOR
UNDER THE WITHIN-MENTIONED               [SEAL]
INDENTURE.
BANKERS TRUST COMPANY AS TRUSTEE
BY

                AUTHORIZED OFFICER          SECRETARY               PRESIDENT



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                        AVCO FINANCIAL SERVICES, INC.
                      6% SENIOR NOTE DUE AUGUST 15, 2002

        This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (the "Securities") of the Company of the series hereinafter specified, which series is limited in aggregate principal amount to $200,000,000 (except as provided in the Indenture hereinafter mentioned), all such Securities issued and to be issued under an indenture dated as of May 15, 1984, as supplemented by a First Supplemental Indenture dated as of January 15, 1989 and a Second Supplemental Indenture dated as of March 1, 1991 (the "Indenture"), between the Company and Bankers Trust Company, as Trustee, to which Indenture reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securites may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated therein as 6% Senior Notes due August 15, 2002 (the "Notes").

        The Notes may not be redeemed by the Company prior to their Stated Maturity.

        If an Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Notes are issuable only in registered form without coupons in denominations of $1,000 and any multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any taxes or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

        Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

        This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

        The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                            -----------------------
        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants
          in common           UNIF GIFT MIN ACT - ________ Custodian _________
                                                   (Cust)             (Minor)
TEN ENT - as tenants by the entireties         under Uniform Gifts to Minors Act
JT TEN  - as joint tenants with right
          of survivorship and not as
          tenants in common                       ____________________________
                                                            (State)
    Additional abbreviations may also be used though not in the above list
                           ------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
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/                                    /
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                   PLEASE PRINT NAME AND ADDRESS OF ASSIGNEE

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the within Note of AVCO FINANCIAL SERVICES, INC. and all rights thereunder, hereby irrevocably constituting and appointing
                                              --------------------------------
------------------------------------------------------------- attorney-in-fact to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:
       -----------------------------


                                        --------------------------------------
        NOTICE: The signature to this assignment must corrrespond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatever.